Exhibit 5.1

February 7, 2025

The Board of Directors

Coeptis Therapeutics Holdings, Inc.

105 Bradford Road, Suite 420

Wexford, Pennsylvania 15090

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale under the Securities Act by certain selling stockholders named in the Registration Statement (the “Selling Stockholders”) of shares of common stock, $0.0001 par value per share (the “Common Stock”), of Coeptis Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), consisting of (i) 201,877 shares of the Common Stock that are currently issued (the “Issued Shares”) and (ii) 3,717,472 shares of common stock that are issuable from time to time under that certain Standby Equity Purchase Agreement (the “SEPA”), dated November 1, 2024, entered into with YA II PN, LTD. (the “Issuable Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered and sold as contemplated by the Registration Statement; (v) that the Issued Shares and Issuable Shares will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; (vi) at the time of the issuance of any Issuable Shares, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation; (vii) after the issuance of the Issuable Shares, the total number of issued and outstanding shares of the Common Stock, together with the total number of shares of the Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation, as amended and then in effect; and (viii) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us. The opinions herein are as of the date hereof and are based on current law and facts and circumstances. We have no obligation, and expressly decline any undertaking, to revise or supplement this opinion or otherwise advise you should applicable law or the existing facts and circumstances change.

Based on the foregoing, upon the assumptions that there will be no changes in the documents we have examined and the other matters referred to above, we are of the opinion that (i) the Issued Shares to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable and (ii) the Issuable Shares to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms and conditions of the SEPA, will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Issued Shares and the Issuable Shares while the Registration Statement is in effect. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Meister Seelig & Fein PLLC

Meister Seelig & Fein PLLC